                                  INDENET, INC.
                             1640 NORTH GOWER STREET
                          LOS ANGELES, CALIFORNIA 90028

                             ----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


         Notice is hereby given that a Special Meeting of Stockholders of IndeNet, Inc. (the "Company") will be held at its new principal executive offices, located at 16000 Ventura Blvd., Suite 700, Encino, California, on Thursday, February 13, 1997, at 1:00 p.m., for the following purpose:


         To approve the Company's proposed issuance of (i) shares of the Company's new Series C Preferred Stock in exchange for most of the currently outstanding shares of the Company's Series A Preferred Stock, and (ii) warrants to purchase shares of the Company's Common Stock in connection with the foregoing exchange of Series A Preferred Stock.


         Only holders of the Company's $.001 par value common stock of record at the close of business on January 17, 1997, will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Robert W. Lautz, Jr.,
                                            Chief Executive Officer



Los Angeles, California
January 21, 1997

                                  INDENET, INC.
                             1640 NORTH GOWER STREET
                          LOS ANGELES, CALIFORNIA 90028

                             -----------------------

                                 PROXY STATEMENT
                             -----------------------


                         SPECIAL MEETING OF STOCKHOLDERS
                                February 13, 1997



                                  INTRODUCTION


         This Proxy Statement is first sent or given to stockholders on or about January 21, 1997, in connection with the solicitation of proxies by and on behalf of IndeNet, Inc. (the "Company"). The proxies solicited hereby are to be voted at a Special Meeting of Stockholders of the Company to be held at the Company's principal executive offices, located at 16000 Ventura Blvd., Suite 700, Encino, California, at 1:00 p.m. (the "Special Meeting"). The purpose of the Special Meeting is, as stated in the Notice of Special Meeting, to consider and vote upon the proposed issuance of shares of the Company's new Series C Preferred Stock (the "Series C Preferred") to the holders of, and in exchange for, most of the currently outstanding shares of the Company's Series A Preferred Stock (the "Series A Preferred") and, in connection with such exchange, the issuance of certain warrants to purchase shares of the Company's $.001 par value common stock (the "Common Stock"). The foregoing exchange and issuance of warrants is herein collectively referred to as the "Exchange." No business other than a vote on the Exchange will be conducted at the Special Meeting.

         The securities entitled to vote at the Special Meeting consist of all of the issued and outstanding shares of Common Stock. The close of business on January 17, 1997 has been fixed by the Board of Directors of the Company as the record date for the Special Meeting. Only stockholders of record as of the record date may vote at the Special Meeting. As of the record date, there were 17,109,149 shares of Common Stock issued and outstanding.


         Each stockholder will be entitled to one vote for each share of Common Stock held as of the record date. The presence at the Special Meeting of the holders of an amount of shares of Common Stock and proxies representing the right to vote a majority of the number of shares of the Common Stock outstanding as of the record date will constitute a quorum for transacting business. The affirmative vote of the holders of a majority of the outstanding Common Stock will be required to approve the action taken at the meeting. Accordingly, abstentions and indications by brokers that they do not have authority to vote certain shares will have the effect of negative votes.

         It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Special Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne



                                       1.

by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares eligible to vote at the Special Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

         A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the Exchange.

         Any proxy given may be revoked at any time prior to the exercise thereof by filing with Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHER


         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of January 17, 1997, of (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock, (ii) each current director and nominee for director of the Company, (iii) the Company's Chief Executive Officer and each executive officer of the Company whose compensation during the fiscal year ended March 31, 1996 exceeded $100,000, and (iv) all current directors and executive officers as a group. Such information is based upon information furnished by each such person and is correct to the best knowledge of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own certain if shares if the person holds rights to acquire such shares within 60 days through the exercise of stock options or otherwise. Unless otherwise stated, the indicated persons have sole voting and investment power with respect to the shares listed. The indicated percentages are based upon the number of shares of Common Stock outstanding as of January 17, 1997, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.



                                                                   Common
                                                                   Stock       Amount of
                                                                 Underlying      Total
    Name and Address of       Common Stock      Exercisable      Beneficial    Percent of
     Beneficial Owner        Current Owned        Options        Ownership       Class
     ----------------        -------------        -------        ---------       -----
Robert W. Lautz, Jr              713,505          100,000          813,505        4.7%
1640 North Gower Street
Los Angeles, CA  90028

Thomas H. Baur                 1,587,030          100,000        1,687,030        9.8%
110 West Hubbard Street
Chicago, IL  60610

Robert E. Derham                  56,780          235,000          291,780        1.7%
110 West Hubbard Street
Chicago, IL  60610




                                       2.

Cary S. Fitchey                   94,640           25,000          119,640         .7%
1640 North Gower Street
Los Angeles, CA  90028

William A. Kunkel                 41,633           25,000           66,633         .4%
554 Valley Road
New Canaan, CT  06940

Andre A. Blay                    188,195           45,833          234,028        1.4%
40300 Fairway III Drive
Northville, MI  48167

William D. Killion             1,530,000              -0-        1,530,000        8.9%
1640 North Gower Street
Los Angeles, CA  90028

Graeme R. Jenner                  71,101          200,000          271,101        1.6%
1640 North Gower Street
Los Angeles, CA  90028

Richard L. Schleufer              53,427          125,000          178,427        1.0%
5475 Tech Center Dr.
Suite 300
Colorado Springs, CL  80919

Lewis K. Eisaguirre (1)           71,724           80,000          151,724         .9%
1640 North Gower Street
Los Angeles, CA  90028

All Directors and Officers
  as a Group (10 Persons)      4,408,035          935,833        5,343,868       29.6%

-----------------

(1) Mr. Eisaguirre resigned as an officer and a Director of the Company effective March 15, 1996.


                         PROPOSAL TO AUTHORIZE ISSUANCE
                           OF SERIES C PREFERRED STOCK
                                  AND WARRANTS


BACKGROUND

         On April 26, 1996, the Company sold 1,200 shares of its Series A Preferred to 16 off-shore investors in an offering that was exempt from registration pursuant to Regulation S promulgated under the U.S. Securities Act of 1933, as amended. The purchase price of each share of Series A Preferred was $10,000.

         Pursuant to the Certificate of Designation of Series A Preferred Stock, 400 shares of Series A Preferred were convertible into Common Stock at any time after June 25, 1996, an additional 400 shares of Series A Preferred were convertible at any time after July 25, 1996, and the remaining 400 shares of Series A Preferred were convertible into Common Stock at any time after August 24, 1996. Accordingly, pursuant to the Certificate of Designation of Series A Preferred, all shares of Series A Preferred are currently convertible at the option of the


                                       3.

purchasers thereof into shares of Common Stock at a conversion price equal, in general, to the lesser of (x) $7.00 or (y) 85% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date on which the shares are submitted for conversion. The conversions may be effected by delivery of a written conversion notice to the Company and its transfer agent. All shares of Common Stock issuable upon conversion of the Series A Preferred have been registered with the Securities and Exchange Commission for resale by the issuees of such shares.



         In connection with the purchase of the Series A Preferred, each investor entered into a Regulation S Securities Subscription Agreement. Because the Series A Preferred is convertible into Common Stock at a discount to the market price of the Common Stock at the time the election to convert is made (rather than at a conversion price that is fixed at the time of the issuance of the Series A Preferred), each Series A Preferred investor agreed in its subscription agreement that it would not enter into any put option, short position or other similar instrument or position for the intended purpose of lowering the price at which the Series A Preferred is convertible into Common Stock. (A short position is created when an investor borrows stock in order to sell it, figuring the price of the stock will decline. An investor is in a short position until he acquires the stock, by purchase or conversion of convertible stock, to repay the lender.) The foregoing provision does not state that an investor may not engage in a short sale for purposes other than for lowering the price at which the Series A Preferred is convertible into Common Stock. The foregoing limitation on short positions is contained in section 2 of each of the subscription agreements. The Company's agreement with its transfer agent further provides that the transfer agent will not convert the Series A Preferred into shares of Common Stock if there is a "change in the material facts set forth in
Section 2 of the Subscription Agreement."

         On August 6, 1996 the Company announced that it would no longer convert the Series A Preferred into shares of Common Stock. The Company took this action as a result of, what it believed to be, highly unusual and suspicious trading activity in its Common Stock, including the significant increase in short positions in the Common Stock and a significant increase in sell orders. The closing sales price of the Common Stock on April 26, 1996 was $6.88 per share; the closing sales price on the day before the Company made the foregoing announcement was $2.31 per share. As a result of the decrease in the trading price of the Common Stock, the holders of the Series A Preferred would have been entitled to receive 4,308,017 shares of Common Stock on August 6, 1996, or 2,444,878 more than could have been issued based on the April 26, 1996 price. Prior to the Company's actions on August 6, 1996, a total of 179 shares (or $1,790,000 of the initial $12,000,000 aggregate purchase price of the Series A Preferred) had been converted into 664,303 shares of Common Stock. The Certificate of Designation of the Series A Preferred does not give the Company the right to refuse any conversion requests. However, the Company believes that it is legally entitled to prevent the conversion of the Series A Preferred upon a breach of any of the material provisions of the subscription agreements. The Company took the foregoing action because it believed that certain purchasers of the Series A Preferred had violated the terms of the subscription agreements. The Company's belief was based on the highly unusual trading activity that preceded conversion requests and on information that the Company received from other public companies. These other public companies, some of whom had sold securities to the same investors as the investors who purchased the Series A Preferred, were also experiencing unusual market activity in connection with the conversions of their convertible securities.


         Following the Company's action to prevent further conversions of the Series A Preferred, the Company held negotiations with purchasers of the Series A Preferred to convert the Series A Preferred into a security that was not immediately convertible into Common Stock and that had



                                       4.

a more predictable conversion price. On September 30, 1996, the Company reached an agreement with the holders (the "Holders") of 771 of the Series A Preferred (or 76% of the remaining outstanding shares of the Series A Preferred) to effect an exchange of at least 80% of the shares of Series A Preferred held by the Holders into shares of a new series of the Company's preferred stock. The new series was designated as "Series C Preferred Stock" (the "Series C Preferred").


         The Company has, to date, been unable to settle the dispute regarding the conversion of the Series A Preferred with the owners of 250 shares of the Series A Preferred (the "Dissenting Investors"). On September 16, 1996, one of the Dissenting Investors, Lake Management LDC, a Cayman Islands Company and the owner of 60 shares of Series A Preferred, filed a lawsuit against the Company in the Court of Chancery of the State of Delaware to enforce the conversion rights contained in the Series A Certificate of Designation. The Company has filed an answer and has denied that the plaintiff is entitled to have its Series A Preferred Stock because of a breach of the subscription agreement by the plaintiff. The Company expects that other lawsuits will be initiated by either the Company or the remaining Dissenting Investors unless the parties agree to an exchange similar to that agreed to by the Holders or unless the parties are otherwise able to resolve their dispute in the near future. Although the Company intends to vigorously enforce its rights in the foregoing lawsuit and to continue its settlement discussions with all of the Dissenting Investors, no assurance can be given that the Company will be successful in the lawsuit or that it will be able to successfully resolve the conversion dispute with the Dissenting Investors.


SERIES C PREFERRED

         Pursuant to the authority vested in the Board of Directors under the Company's Certificate of Incorporation, the Board has established the Series C Preferred and has filed with the Secretary of State of Delaware the Certificate of Designation of Series C Preferred Stock of IndeNet, Inc. (the "Series C Certificate of Designation"). A copy of the Series C Certificate of Designation is attached hereto as Appendix A. No shares of Series C Preferred have yet been issued, and no shares will be issued unless the stockholders approve the Exchange at the Special Meeting. The following is a summary of the principal terms of the Series C Preferred and a summary comparison between Series A Preferred and the Series C Preferred of such principal terms:

         1. Designation and Amount. The Company has designated 1,200 shares of its preferred stock as Series C Preferred. The Series C Preferred has a par value of $.0001 per share, an original issue price of $10,000 per share, and, commencing on January 1, 1997, an accretion rate of 8% per annum.

         The Company has also designated 1,200 shares as Series A Preferred, which shares also have a $.0001 par value and an original issue price of $10,000 per share. The accretion rate of the Series A Preferred is 6% per annum.

         2. Rank. The Series C Preferred will rank on a parity with the Series A Preferred and senior to the Common Stock, in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company.



                                       5.

         3. Dividends. The Series C Preferred will bear no dividends. The Series A Preferred also bears no dividends.

         4. Liquidation Preference. In the event of liquidation, dissolution or winding up of the Company. The Series C Preferred will be entitled to receive, in preference to the Common Stock and any other stock junior to the Series C Preferred, an amount equal to the sum of the original issue price ($10,000 per share) plus the accretion. At each holder's option, the sale of all or substantially all of the assets of the Company to a private entity, the common stock of which is not publicly traded, may be deemed to be a liquidation of the Company.

         The liquidation preference of the Series A Preferred is substantially similar to that of the Series C Preferred.

         5. Conversion. The Series C Preferred is not convertible into Common Stock until April 1, 1997. Commencing on April 1, 1997, during each two-week period thereafter, each Holder will be entitled to convert up to 5% of the aggregate number of shares of Series C Preferred issued to such Holder in the Exchange (the conversion of fractional shares is permitted if necessary to convert the maximum amount allowed). Shares not converted during any two- week period may be converted later, provided that no more than 10% of the Holder's shares may be converted during any two-week period. In the event that the closing bid price of the Common Stock, as published by The Nasdaq Stock Market, exceeds $7.00 per share for any five consecutive trading days, the rate at which the shares of Series C Preferred may be converted will thereafter double to 10% per two-week period, and the aggregate maximum conversion rate per two week period will double to 20%. The number of shares of Common Stock issuable upon the conversion of a share of Series C Preferred Stock (the "Conversion Rate") is equal to (x) the sum of the original issue price of the shares ($10,000) and the accretion (at 8% per annum beginning January 1, 1997) through the conversion date, (y) divided by $5.00. The $5.00 price is subject to adjustment for stock splits, stock dividends, reorganizations and other similar events.

         But for the Company's actions to prevent conversions, all of the shares of Series A Preferred would be currently convertible into shares of Common Stock at a conversion price equal, in general, to the lesser of (x) $7.00 or (y) 85% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date on which the shares are submitted for conversion. Accordingly, unlike the Series C Preferred, the Series A Preferred is not limited in the number of shares that can be converted at any time, nor is the conversion price fixed. However, after a total of 2,394,605 shares of Common Stock are issued upon the conversion of the Series A Preferred, the Company has the right to redeem for cash all shares thereafter tendered for conversion. The Series C Preferred has no such limitation.

         6. Redemption by the Company. Until March 31, 1997, the Company may, at its option, redeem up to 50% of the Series C Preferred held by each Holder. Should the Company desire to redeem more than 50% of a Holder's shares, such additional redemption shall require the Holder's consent.

         The redemption price for each share of Series C Preferred will be the original issue price ($10,000) plus the accretion (at 8%) through the date of redemption. The redemption price is payable in cash. As additional consideration for such a redemption, in addition to the cash redemption price, the Company is obligated to issue to each Holder warrants to purchase a



                                       6.

number of shares of Common Stock equal to the redemption price divided by $5.00. The warrants will have a five-year term and an exercise price of $7.00 per share.

         Prior to April 27, 1997, the Company's right to redeem any shares of Series A Preferred is limited to redeeming shares of Series A Preferred that are tendered for conversion. Such redemption right must be exercised by the Company within one business day after it receives notice of conversion, otherwise the redemption right with respect to the tendered shares expires. Commencing on April 27, 1997, the Company has the rights to redeem some or all of the outstanding shares of Series A Preferred at a redemption price that varies based on the time such shares are redeemed. In general, the redemption price is 130% of the Stated Value during the first six-month redemption period, 125% of the Stated Value during the next six-month period, 120% of the Stated Value during the following six-month period, and 115% of the Stated Value thereafter. The "Stated Value" of the Series A Preferred is the original issue price ($10,000 per share) plus the accretion (at 6%) through the date of redemption.

         7. Redemption/Conversion at Request of Holder. Beginning on October 1, 1997 and continuing during each of the four calendar months through January 31, 1998, each Holder shall have the non-cumulative right to require the Company to redeem up to 25% of such Holder's initial allocation of Series C Preferred. If a Holder does not during any of the four months cause the Company to redeem that month's entire 25% allocation, the redemption rights with respect to such shares shall thereafter expire. The redemption price for such redemptions (the "Required Redemption Price") shall be 105% of the sum of the original issue price plus accretion through the redemption date.

         The Required Redemption Price is payable in cash. However, the Required Redemption Price may be paid in shares of Common Stock if the Company elects to pay the price in stock or if the Company is financially unable or legally prohibited from paying the price in cash. If the Required Redemption Price is paid in Common Stock, the number of shares issuable shall be equal to the Required Redemption Price divided by the five-day average bid price of the Common Stock immediately preceding the redemption date.

         The holders of the Series A Preferred do not have any rights to require the Company to redeem any of their shares.

         8. Automatic Conversion. On September 30, 1999, each share of Series C Preferred then outstanding shall be automatically converted into Common Stock at the Conversion Rate.

         The Series A Preferred shall automatically convert into Common Stock on April 26, 1999 at a conversion price per share equal to lesser of (x) $7.00 or
(y) 85% of the average closing bid price of the Common Stock for the five trading days immediately prior to April 26, 1999.

         9. Voting Rights. Neither the Series C Preferred nor the Series A Preferred have any voting rights, except to the extent required by the General Corporation Law of the State of Delaware.

         10. Protective Provisions. Without the consent of the holders of 66.67% of the then outstanding shares of Series C Preferred, the Company may not alter the rights of the Series C Preferred, create a new class or series of stock having preference over or on parity with the



                                       7.

Series C Preferred, or take any action that would result in taxation of the holders of the Series C Preferred.

         The Series A Preferred has substantially the same protective provisions as the Series C Preferred.

THE EXCHANGE

         Pursuant to Exchange Agreements entered into by the Company and each of the Holders, the Company has agreed to issue 1.1 shares of Series C Preferred for each share of Series A Preferred tendered for exchange by the Holders. Each Holder is required to exchange at least 80% of the number of shares of Series A Preferred owned by such Holder for shares of Series C Preferred. Of the remaining 20% of the Series A Preferred, one half may, at the option on each Holder, be converted into shares of Common Stock at any time up to December 31, 1996, and the other half may be converted at any time between January 1, 1997 and March 31, 1997. The conversion price for all such conversions has been fixed at $3.32.

         In addition to receiving shares of Series C Preferred for the shares of Series A Preferred in the Exchange, the Company has agreed to issue to each of the Holders a warrant (the "Warrants") to purchase shares of Common Stock at an exercise price of $5.00 per share. The number of shares that can be purchased under the Warrants will be equal to approximately one share of Common Stock for each 10 shares that the Series C Preferred is initially convertible into. Accordingly, in connection with the Exchange, the Company will issue to the Holders Warrants to purchase a total of 135,400 shares of Common Stock. The Warrants are exercisable commencing on April 1, 1997 until September 30, 2001.

         The Company has also agreed with each of the Holders to register with the Securities and Exchange Commission the resale by the Holders of all of the shares of Common Stock issuable form time to time upon (i) the conversion of the Series C Preferred and (ii) the exercise of the warrants to be issued in the Exchange or upon any redemption of the Series C Preferred. Accordingly, the shares of Common Stock received by the Holders will be freely tradeable.

         All documents, stock certificates and warrants required to effect the Exchange have been deposited into an escrow account by the Company and the Holders. If the stockholders approve the Exchange at the Special Meeting, the new shares of Series C Preferred will be issued and the other closing documents will be released. If the Exchange is not approved by the stockholders, all documents held in escrow will be returned, and the Exchange will not be effected. Upon the exchange of the shares of Series A Preferred for the Series C Preferred, all exchanged shares of Series A Preferred will be cancelled.

         In order to facilitate the conversion of the Series C Preferred and the issuance of the shares of Common Stock upon such conversions, the Company, each of the Holders and First Union National Bank of Georgia (the "Custodian") have entered into a Stock Custodian and Disbursement Agreement (the "Custodian Agreement"). Pursuant to the Custodian Agreement, the Custodian will act as the Series C Preferred conversion and redemption agent. In order to enable the Custodian to issue shares of Common Stock upon the conversion or redemption of the Series C Preferred, the Company has deposited with the Custodian certificates representing approximately 120% of the number of shares of Common Stock that would be issuable if the shares of Series C Preferred were to be exchanged by the Holders at a conversion price of $3.00.



                                       8.

The Company and its transfer agent are required, from time to time at the request of the Custodian, to replenish the number of Common Stock certificates held by the Custodian. The Custodian Agreement irrevocably instructs the Custodian to effect all conversions and redemptions in accordance with the terms of the Certificate of Designation. The Company has agreed to pay all of the Custodians fees and expenses, and has agreed to indemnify the Custodian for liabilities that may be imposed on the Custodian in connection with the performance of its duties under the Custodian Agreement.


         The following table sets forth the capitalization of the Company as of September 30, 1996 on a historical and on a pro forma basis. The pro forma column gives effect to the Exchange.


                                                                September 30, 1996
                                                          ------------------------------
                                                            Historical      Pro Forma(1)
                                                          ------------      ------------
Short-term debt and current portion of long-term debt     $  8,674,374      $  8,674,374
                                                          ============      ============
Long-term debt, excluding current portion ...........     $ 16,381,207      $ 16,381,207
Minority interest ...................................        1,256,040         1,256,040
Stockholders' equity(3):
         Preferred stock, Series A, $.0001
           par value Authorized - 1,200 shares;
           1,021 issued and outstanding;
           250 shares outstanding pro forma .........                1                 1
         Preferred stock, Series B, $.0001 par value
           Authorized - 250,000 shares
           216,667 issued and outstanding ...........               22                22
         Preferred stock, Series C, $.0001 par value
           Authorized - 1,200 shares;
           no shares issued and outstanding;
           742 shares outstanding pro forma .........              -0-                 1
         Common Stock $.001 par value
           Authorized - 100,000,000 shares
           Issued and outstanding - 16,990,865;
           17,273,998 shares outstanding pro forma ..           16,990            17,274
         Additional paid-in-capital .................       46,455,378        46,455,093
         Accumulated deficit ........................       (8,547,256)       (8,547,256)
                                                          ------------      ------------
                  Total stockholders' equity ........       37,925,135        37,925,135
                                                          ------------      ------------
                           Total capitalization .....     $ 55,562,382      $ 55,562,382
                                                          ============      ============

-------------------

(1) As discussed in "Background" above, Dissenting Investors holding 250 shares of Series C Preferred have not agreed to the Exchange. The Company currently is unable to estimate the number of shares of Common Stock, if any, that the Company may ultimately issue to the Dissenting Investors. The actual number of shares that may in the future be issued will be determined upon the completion of the pending litigation or upon any other resolution of the dispute. Accordingly, no information is included in the table regarding any issuance of Common Stock with respect to the foregoing 250 shares of Series C Preferred.



                                       9.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENTS

         The Common Stock is currently traded on the Nasdaq National Market. The rules of The Nasdaq Stock Market require that the Company obtain stockholder approval in connection with any private placement of securities if such securities are convertible into or exercisable for Common Stock at less than market value and if the total number of shares of Common Stock issuable upon the conversion equals or exceeds 20% of the number of shares of Common Stock outstanding before the issuance. Base on the market price in effect on the day the Series A Preferred was issued, the 1,200 shares of Series A Preferred would have been convertible into 2,189,781 shares of Common Stock, or 18% of the Common Stock outstanding before the issuance. In order to prevent the issuance of more than 2,394,605 shares of Common Stock (or 19.9% of the then outstanding shares of Common Stock) upon the conversion of the Series A Preferred, the Company has the power and authority to redeem all shares of Series A Preferred tendered for redemption after 2,394,605 shares of Common Stock have been issued. Because of the foregoing limitation on the issuance of more than 2,394,605 shares of Common Stock upon the conversion of the Series A Preferred, the issuance of the Series A Preferred did not violate the foregoing Nasdaq rule. However, because of the structure of the proposed Exchange, under certain circumstances, the conversion of both the Series A Preferred and Series C Preferred and the exercise of the Warrants may result in the issuance of more than 20% of the Common Stock outstanding as of April 26, 1996.

         The actual number of shares of Common Stock that the Company will ultimately issue upon the conversion of the Series A Preferred and Series C Preferred and upon the exercise of the Warrants cannot be presently determined. In particular, the number of shares of Common Stock that the Company may elect to issue, or may be required to issue, in payment of the Required Redemption Price is based on the market price of the shares of Common Stock at that time and, therefore, cannot be currently estimated. Because the number of shares that the Company may issue in payment of the Required Redemption Price is based on the market price, the number of shares issuable will vary inversely with the market price of the Common Stock. In addition, since the Warrants have an exercise price ($5.00 per share) that is less than the fair market price of the Common Stock on April 26, 1996 ($6.88 per share), the number of shares of Common Stock issued upon the exercise of the Warrants may be added to the total number of shares of Common Stock issued upon the conversion of the Series A Preferred and Series C Preferred. Accordingly, the number of shares of Common Stock that could be issued in connection with the conversion of the Series A Preferred or as a result of the Exchange could, under certain circumstances, equal to exceed 20% of the number of shares of Common Stock outstanding prior to April 26, 1996. Therefore, in order to assure continued compliance with the above-referenced Nasdaq rules, the Company is requesting that the holders of the Common Stock authorize the Company to enter into the Exchange and to issue and deliver the Series C Preferred and the Warrants. No further authorization or vote of the holders of the Common Stock will be sought or required with respect to the subsequent issuance of Common Stock upon the conversion of the Series C Preferred or the exercise of the Warrants. The issuance of such shares of Common Stock may be dilutive to the interests of the holders of the currently outstanding shares of Common Stock.

         In the event that the stockholders do not approve the Exchange, the Exchange will not be consummated and all outstanding shares of the Series A Preferred owned by the Holders will remain outstanding. Since the Company has refused to permit the conversion of the Series A Preferred, the failure by the stockholders to approve the Exchange would require the Company



                                       10.

to engage in further negotiations with the Holders in an effort to restructure the terms of the outstanding shares of Series A Preferred. Failure to successfully renegotiate the terms of the Series A Preferred could result in protracted litigation between the Company and the Holders of the Series A Preferred.

         The Board of Directors of the Company recommends a vote FOR approval of the proposal.

INCORPORATION BY REFERENCE OF FINANCIAL AND OTHER INFORMATION

         The following information is hereby incorporated into this Proxy Statement by reference: (a) the financial statements listed on Index to Consolidated Financial Statements, page F-1, of the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 1996 (the "Form 10-KSB/A"); (b) the information contained under the caption "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-KSB/A; and (c) the Company's Quarterly Report on Form 10-QSB/A for the fiscal quarter ended June 30, 1996 and the Form 10-QSB for the fiscal quarter ended September 30, 1996 (collectively, the "Forms 10-QSB"). Copies of the Form 10-KSB/A and each of the Forms 10-QSB are attached hereto as Appendix B, Appendix C and Appendix D, respectively.

         A representative of BDO Seidman, LLP, the Company's independent auditors for the year ended March 31, 1996, is expected to attend the Company's Special Meeting. The representative of BDO Seidman, LLP will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Robert W. Lautz, Jr., Chief Executive Officer


Los Angeles, California
January 21, 1997



                                       11.

                                   APPENDIX A

                          CERTIFICATE OF DESIGNATION OF
                            SERIES C PREFERRED STOCK

                                       OF

                                  INDENET, INC.

It is hereby certified that:

         1. The name of the Company (hereinafter called the "Company") is IndeNet, Inc., a Delaware corporation.

         2. The certificate of incorporation of the Company authorizes the issuance of Ten Million (10,000,000) shares of preferred stock, $.0001 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one (1) or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

         3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has previously created a Series A Preferred Stock, $.0001 par value, with 1,200 authorized shares and 1,021 shares outstanding and a Series B Preferred Stock, $.0001 par value, with 250,000 authorized shares and 216,667 shares outstanding, and has adopted the resolutions set forth below creating a Series C issue of Preferred Stock.

         4. As required by Section 8 of the Certificate of Designation of Series A Preferred Stock, the holders of at least 66-2/3% of the then outstanding shares of Series A Preferred Stock, and at least 66-2/3% of the holders of the outstanding Series A Preferred Stock, have approved the creation of the new class or series of stock specified in Section 1 below, which approval was obtained pursuant to Section 228 of the Delaware General Corporation Law. Notice of the foregoing corporate action was provided to all stockholders of the Corporation who have not consented in writing to the corporate action.

         RESOLVED, that One Thousand Two Hundred (1,200) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company shall be designated Series C Preferred Stock, $.0001 par value per share, and shall possess the rights and preferences set forth below:

         Section 1. Designation and Amount. The shares of such series shall have a par value of $.0001 per share and shall be designated as Series C Preferred Stock (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be One Thousand Two Hundred (1,200). The Series C Preferred Stock shall be issued in exchange for outstanding Series A Preferred Stock and shall be deemed to have an original issue price per share equal to the original issue price for the Series A Preferred Stock of Ten Thousand Dollars ($10,000) per share (the "Original Series C Issue Price"), with a eight percent (8%) per annum accretion rate as set forth herein commencing January 1, 1997.

         Section 2. Rank. The Series C Preferred Stock shall rank: (i) junior to the Series B Preferred Stock (the "Senior Securities"); (ii) prior to all of the Company's Common Stock,

$.001 par value per share ("Common Stock"); (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series C Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); and (iv) on parity with the Series A Preferred Stock and any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         Section 3. Dividends. The Series C Preferred Stock will bear no dividends, and the holders of the Series C Preferred Stock ("Holders") shall not be entitled to receive dividends on the Series C Preferred Stock.

         Section 4.   Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series C Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) $10,000 (the "Original Series C Issue Price") for each outstanding share of Series C Preferred Stock and (ii) as to each share of Series C Preferred Stock, an amount equal to eight percent (8%) of the Original Series C Issue Price per annum for the period that has passed since the date of issuance ("Issue Date") of such Series C Preferred Stock from the Company, (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series C Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series C Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted certificate(s) of designation.

                  (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all of the assets of the Company to a private entity, the common stock of which is not publicly traded, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided, however, that the liquidation preference in such case shall be equal to one hundred five percent (105%) of the sum of the Original Series C Issue Price plus the accrued Premium; and provided further that an event described in the prior clause that the Holder does not elect to treat as a liquidation and a consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5(e) hereof (a Holder who elects to have the transaction treated as a liquidation is herein referred to as a "Liquidating Holder").

                  (d) Prior to the closing of a transaction described in Section 4(c) which would constitute a liquidation event, the Company shall either (i) make all cash distributions it is required to make to the Liquidating Holders pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds from which the cash distributions required to be made to the Liquidating Holder can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all of the assets of the Company will be used to make the liquidating payments to the Liquidating Holders immediately after the consummation of such sale. In the event that the Company has not fully complied with either of the foregoing alternatives, the Company shall either: (x) cause such closing to be postponed until such cash distributions have been made, or
(y) cancel such transaction, in which event the rights of the Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

         Section 5. Conversion. The record Holders of this Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each record Holder of Series C Preferred Stock shall be entitled (at the times and in the amounts set forth below) and subject to the Company's right of redemption set forth in Section 6(a), to convert whole or (if necessary to convert the maximum amount allowable) fractional shares of Series C Preferred Stock, for resale either pursuant to an effective shelf registration statement for the Common Stock issuable upon conversion of the Series C Preferred Stock under the Securities Act of 1933, as amended (the "Registration Statement") or, if the Registration Statement is not effective, then pursuant to Regulation S or any other applicable exemptions, as follows:

                  Lock Up Period: The Series C Preferred Stock shall not be convertible into Common Stock until April 1, 1997 (the time from the Issue Date of the Series C Preferred Stock through March 31, 1997 is referred to as the "Lock-up Period").

                  Conversion Quota: Beginning on April 1, 1997, each Holder shall accrue the right to convert into Common Stock up to 5% of the aggregate number of shares of Series C Preferred Stock issued to such Holder, and for each two week period that expires thereafter, Holder shall accrue (the "Accrual Rate") the right to convert an additional 5% shares of Series C Preferred Stock issued to such Holder into Common Stock (the number of shares that may be converted at any time, in the aggregate, is herein referred to as the "Conversion Quota"), all at the Conversion Rate (as defined below). In the event that Holder elects not to convert its full Conversion Quota during any two week period, the unconverted amount shall be carried forward and added to the Conversion Quota. Each Holder may, from time to time, convert any portion of the Conversion Quota; provided, however, that in no event shall Holder convert more than 10% of the shares of Series C Preferred Stock issued to Holder during any two week period.

                  Conversion Acceleration: If the Closing Bid Price of the Common Stock is $7.00 or greater for five consecutive trading days anytime after the end of the Lock-up Period, (i) each Holder's Accrual Rate for each two week period shall thereafter double (to 10%) and (ii) thereafter, the maximum amount of the Conversion Quota that the Holder will be able to convert during any two-week period will be limited to 20% of the shares of Series C Preferred Stock issued to the Holder.

         For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the Nasdaq National Market System published by The Nasdaq Stock Market, or if no longer traded on the Nasdaq National Market, the closing bid price on the Nasdaq Small Cap Market, the over-the-counter market or the principal national securities exchange on which the Common Stock is so traded and if such closing bid prices are not available, the mean of the high and low prices on the principal national securities exchange, the over-the-counter market or the Nasdaq Stock Market on which the Common Stock is so traded.

The April 1, 1997 date and each subsequent 2-week period referenced above are hereinafter referred to singularly as a "Conversion Gate" and collectively as "Conversion Gates". At the applicable Conversion Gate and at any time thereafter, the percentage of Series C Preferred Stock issued to such Holder which is available for conversion as set forth above is convertible into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):


         Number of shares of Common Stock to be issued upon conversion ("Conversion") of one (1) share of Series C Preferred Stock =

                          (.08)(N/365)(10,000) + 10,000
                              Fixed Conversion Price

         where,

         - N= the number of days between (i) January 1, 1997 and (ii) the applicable Date of Conversion (as defined in Section 5(b)(iv) below) for the shares of Series C Preferred Stock for which conversion is being elected, and

         - Fixed Conversion Price = $5.00.


                  (b) Mechanics of Conversion. In order to convert Series C Preferred Stock into full shares of Common Stock, the Holder shall (i) fax, on or prior to 11:59 p.m., New York City time (the "Conversion Notice Deadline") on the date of conversion, a copy of a fully executed notice of conversion ("Notice of Conversion") to the Company and to First Union National Bank of Georgia, the custodian of the Common Stock (the "Custodian") (with a copy to the Company's designated transfer agent (the "Transfer Agent") for the Series C Preferred Stock) stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series C Preferred Stock to be converted, the Conversion Rate and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier, for either overnight or two (2) day delivery to the office of the Custodian, the original certificates representing the Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Custodian as provided above, or the Holder notifies the Company or the Custodian that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). In the case of a reasonable dispute as to the calculation of the Conversion Rate, the Custodian shall promptly issue to the Holder the number of Shares that are not disputed and shall submit the disputed calculations to the Company's outside accountant via facsimile within three (3) business days of receipt of Holder's Notice of Conversion. The Company shall cause the accountant to perform the calculations and notify the Custodian, the Company and Holder of the results no later than two (2) business days from the time it receives the disputed calculations. Accountant's calculation shall be deemed conclusive absent manifest error.

                      (i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series C Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if Holder contemporaneously requests Company to convert such Series C Preferred Stock into Common Stock.

                      (ii) Delivery of Common Stock Upon Conversion. The Company no later than 6:00 p.m. (New York City time) on the third (3rd) business day (the "Deadline") after receipt by the Custodian of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost or destroyed certificates, if required), shall issue and surrender or shall cause the Custodian to issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder at the address of the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                      (iii) No Fractional Shares. If any conversion of the Series C Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, in the aggregate, shall be the next higher number of shares.

                      (iv) Date of Conversion. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date such Notice of Conversion is faxed to the Company and the Custodian, provided that the advance copy of the Notice of Conversion is faxed to the Company on or prior to 11:59 p.m., New York City time, on the Date of Conversion. The original Preferred Stock Certificates representing the shares of Series C Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

                  (c) Reservation Number of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (d) Automatic Conversion. Each share of Series C Preferred Stock outstanding on September 30, 1999 (the "Automatic Conversion Date") automatically shall be converted into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above), and the Automatic Conversion Date shall be deemed the Date of Conversion with respect to such conversion.

                  (e) Adjustment to Conversion Rate.

                      (i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Series C Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

                      (ii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series C Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company's assets that is not deemed to be a liquidation pursuant to Section 4(c), then the Holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion of Series C Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series C Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series C Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series C Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(e)(ii) unless (a) it first gives thirty (30) calendar days, prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (during which time the Holder shall be entitled to convert its shares of Series C Preferred Stock into Common Stock to the extent permitted hereby) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation of the Company under this Certificate of Designation, including the obligation of this subsection 5(e)(ii).

                      (iii) No Fractional Shares. If any adjustment under this
Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.


         Section 6.   Redemption by Company.

                  (a) Company's Right to Redeem at its Election Prior to April 1, 1997. At any time, commencing on the date of issuance of any Series C Preferred Stock and ending on March 31, 1997, the Company shall have the right, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, up to fifty percent (50%) of the Series C Preferred Stock of each Holder. If the

Company elects to redeem any shares of the Series C Preferred stock, it must redeem the same specified percentage of shares of each Holder. Notwithstanding the foregoing, the Company may offer to redeem more than 50% of each Holder's shares of Series C Preferred Stock, and each Holder may, at its sole option, elect to permit more than 50% of its shares to be redeemed. Any such redemption in excess of 50% shall be offered on a pro rata basis among the outstanding Series C Preferred.

                      (i) Redemption Price At Company's Election. The "Redemption Price At Company's Election" shall be one hundred percent (100%) of Stated Value, as that term is defined below, of the Series C Preferred Stock redeemed pursuant to this Section 6(a). For each share of Series C Preferred Stock redeemed at Company's election, Holder shall receive a warrant or warrants (the "Redemption Warrant" or "Redemption Warrants") to purchase a number of shares of Common Stock equal to the Stated Value of the shares of Series C Preferred Stock so redeemed divided by $5.00. The Redemption Warrants shall be exercisable beginning April 1, 1997 at an exercise price of $7.00 per share and shall have a five (5) year term.

         For purposes hereof, "Stated Value" shall mean the Original Series C Issue Price (as defined in Section 4(a)) of the shares of Series C Preferred Stock being redeemed pursuant to this Section 6(b), together with the accrued but unpaid Premium for such shares (as defined in Section 4(a)).

                      (ii) Mechanics of Redemption at Company's Election. The Company shall effect each such Redemption at Company's Election by giving at least five (5) days prior written notice ("Notice of Redemption At Company's Election") to (A) the Holders of the Series C Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Company's Series C Preferred stock register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered two (2) business days after the Company's mailing (by overnight or two
(2) day courier, with a copy by facsimile) of such Notice of Redemption At Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Series C Preferred Stock that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") (iii) the applicable Redemption Price At Company's Election, as defined in subsection (b)(i) above,
(iv) detailed instructions as to the redemption procedure, including but not limited to instructions regarding the time and place for delivery of the Series C Preferred being redeemed, and (v) certifying that the Company then complies with Section 6(c) below.

                  (b) Holder's Right to Require Company to Redeem Beginning October 1, 1997. Beginning October 1, 1997 and continuing during each of the four calendar months ending January 31, 1998, each Holder shall have the right to require Company to redeem (a "Requested Redemption") up to twenty five percent (25%) per calendar month, of the Series C Preferred issued to such Holder, at a redemption price of 105% of Stated Value. The foregoing rights are non-cumulative and therefore any 25% portion not redeemed during any calendar month shall not be available for Requested Redemptions pursuant to this Section 6(b) in subsequent calendar months. Company may either pay the redemption price in cash or may alternatively convert (an "Alternate Conversion") such amount into Common Stock. If the Company does not meet the requirements of Section 6(c) below, the Company must effect an Alternate Conversion. In the event that the Company elects to (or is required to) convert such amount into Common Stock, the number of shares of Common Stock to be issued is calculated as follows (the "Alternate Conversion Rate"):

                        105% X Stated Value
                        -------------------
                  5 Day Average Closing Bid Price,
where, the "5 Day Average Closing Bid Price" equals the average Closing Bid Price for the five (5) trading days immediately preceding the date (the "Date of Alternate Conversion") of such Requested Redemption.

                      (i) Mechanics of Required Redemption or Alternate Conversion. The Holder shall effect a Requested Redemption by giving notice ("Notice of Requested Redemption") to the Company and the Custodian on the date that such redemption is desired (the "Requested Redemption Date"). The Holder shall surrender to a common courier, by no later than 5:00 p.m. New York City time on the third business day following the Requested Redemption Date, for either overnight or two (2) day delivery to the office of the Custodian, the original Preferred Stock Certificates being tendered for Requested Redemption. The Company shall give notice ("Requested Redemption Confirmation") to the Custodian and to the Holder, by facsimile, within one (1) business day of receipt of a Notice of Requested Redemption, verifying that the Company intends to redeem in cash, and meets the requirements of Section 6(c) below. If the Custodian does not receive a Requested Redemption Confirmation by the next business day, the Custodian shall effect an Alternate Conversion, and issue the appropriate number of shares of Common Stock to the Holder within three (3) business days after the later of (i) the date of the Requested Redemption, or
(ii) the date the original Preferred Stock Certificates being converted are received.

                  (c) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice or begin the redemption procedure under Sections 6(a) or undertake any redemption for cash pursuant to Section 6(b) unless, it has paid all dividends required to be paid under the Series B Preferred Stock, and it has:

                      (i) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

                      (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

                      (iii) an agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemption; or

                      (iv) a combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the redemption price; provided that the above restrictions shall not apply to an Alternate Conversion.

                  (d) Payment of Redemption Price. Each Holder submitting Preferred Stock being redeemed under Section 6(a) shall send their Series C Preferred Stock Certificates so redeemed to the Company or its Transfer Agent no later than the Date of Redemption at Company's election, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election. The redemption shall be deemed to have been made on the Date of Redemption, and, if the Company pays the applicable redemption price to the Holder within the allotted time, all rights of the Holders shall cease as of the Date of Redemption with respect to such redeemed shares of Series C Preferred Stock except for the right thereafter to receive the redemption price in accordance herewith. Where a Holder has requested redemption under Section 6(b) and the Company has elected to pay the redemption in cash, the Company shall pay the



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
applicable redemption price to such Holder within five (5) business days of the Requested Redemption Date. The Company shall not be obligated to deliver the redemption price unless the Preferred Stock Certificates so redeemed are delivered to the Company or its Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, the Holder has complied with Section 5(b)(i).

                  (e) Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption pursuant to Section 6(a) above during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information), unless the Company shall first disclose the non-public information that resulted in the Blackout Period, provided, however, that no redemption shall be effected until at least ten (10) days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

         Section 7. Voting Rights. The Holders of the Series C Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), and no Holder of Series C Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the shareholders thereof or be entitled to notification as to any meeting of the shareholders.

         Notwithstanding the above, Company shall provide Holder with notification of any meeting of the shareholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to Holder, at least ten (10) days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under Delaware Law the vote of the Holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series C Preferred Stock (except as otherwise may be required under Delaware Law) shall constitute the approval of such action by the class. To the extent that under Delaware Law the Holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one (1) class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Series C Preferred Stock also shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company's by-laws and applicable statutes.

         Section 8. Protective Provision. So long as shares of Series C Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, and at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Holders:

                      (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any Senior Securities so as to affect adversely the Series C Preferred Stock;

                      (b) create any new class or series of stock having a preference over or on parity with the Series C Preferred Stock or increase the size of the authorized number of Series C Preferred; or

                      (c) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event Holders of at least sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, pursuant to subsection (a) above, so as to affect the Series C Preferred Stock, then the Company will deliver notice of such approved change to the Holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change; notwithstanding the otherwise applicable Conversion Quota, or continue to hold their shares of Series C Preferred Stock.


         Section 9. Status of Redeemed or Converted Stock. In the event any shares of Series C Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series C Preferred Stock.

         Section 10. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series C Preferred Stock.


Signed on ____________________, 1996


                                       _________________________________________

                                       ______________________________, President

Attest:

____________________________

_________________, Secretary



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